UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

MAKEMUSIC, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-26192	41-1716250
(Commission File Number)	(IRS Employer Identification No.)

7615 Golden Triangle Drive, Suite M

Eden Prairie, Minnesota 55344-3848

(Address of Principal Executive Offices) (Zip Code)

(952) 937-9611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2011, MakeMusic, Inc. (the “Company”) entered into an Amended and Restated Agreement (the “Agreement”) with LaunchEquity Partners, LLC (“LEP”) and LaunchEquity Acquisition Partners, LLC Designated Series Education Partners (“LEAP”, and together with LEP, “LaunchEquity”) regarding the composition of the Company’s Board of Directors (the “Board”) and certain other matters.

The Agreement, which terminates immediately prior to the Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) or if LEAP ceases to beneficially own more than 20% of the Company’s outstanding shares of common stock, amends and restates the agreement between the Company and LaunchEquity dated March 2, 2010, certain provisions of which would have expired immediately prior to the Company’s 2011 Annual Meeting of Shareholders. LaunchEquity, the Company’s largest shareholder, currently beneficially owns approximately 28% of the Company’s outstanding shares of common stock. LaunchEquity may assign its rights and obligations under the Agreement to an individual or entity that acquires beneficial ownership of 20% or more of the Company’s outstanding shares of common stock from LEAP.

Pursuant to the Agreement, the Company agreed, subject to its existing policies and the fiduciary duties of its directors, to nominate two designees of LEAP (the “LEAP Nominees”) to stand for election at each annual meeting of shareholders held during the term of the Agreement, to publicly recommend that the shareholders elect the LEAP Nominees at such annual meetings and to solicit proxies for the election of the LEAP Nominees at such annual meetings. The Company also agreed to limit the size of the Board to seven directors during the term of the Agreement.

The Agreement provides that Mr. Jeffrey A. Koch and Mr. Trevor D’Souza, who have served on the Board since July 2006 and March 2010, respectively, are deemed to be currently serving LEAP Nominees. During the term of the Agreement, LEAP has the right, subject to the Company’s policies and the fiduciary duties of its directors, to designate a replacement for any LEAP Nominee who ceases for any reason to serve as a director of the Company.

LEAP is also entitled to have the Board designate a LEAP Nominee to serve on each standing and special committee of the Company’s Board, provided such representation does not violate any applicable director independence, other rules or regulations of the Securities and Exchange Commission or Nasdaq Stock Market, corporate or fiduciary laws, the Minnesota Business Corporations Act or the Company’s corporate governance policies.

The Agreement provides that during the term of the Agreement, LEAP (i) shall cause all of its shares to be present at each of the Company’s annual meetings of shareholders for the purposes of establishing a quorum, and (ii) shall not, and shall cause the LEAP Nominees not to, call any special meetings of the Company’s shareholders for the purpose of removing any incumbent member of the Board or take any action which would have the effect of disqualifying or curtailing the term of any incumbent member of the Board.

In addition, during the term of the Agreement, LaunchEquity may not, directly or indirectly, (i) nominate a competing slate of directors at any meeting of the Company’s shareholders, (ii) solicit votes of the shareholders of the Company in opposition to the slate of directors nominated by the Company or any other item of business recommended by the Board to be voted on at any meeting of the Company’s shareholders or (iii) engage in, or participate in any way in, any transaction regarding control of the Company that has not been approved by the Board. Notwithstanding the foregoing, LaunchEquity will be permitted to nominate a competing slate of directors at the 2014 Annual Meeting and solicit votes of the shareholders of the Company in opposition to the slate of directors nominated by the Company or any other item of business recommended by the Board to be voted on at the 2014 Annual Meeting.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

10.1	Amended and Restated Agreement dated August 23, 2011 by and among MakeMusic, Inc., LaunchEquity Partners, LLC and LaunchEquity Acquisition Partners, LLC – Designated Series Education Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2011

MAKEMUSIC, INC.

/s/ Karen L. VanDerBosch
Karen L. VanDerBosch
Chief Financial Officer

Execution Version

EXHIBIT INDEX

MakeMusic, Inc.

Form 8-K Current Report

Exhibit Number	Description

10.1	Amended and Restated Agreement dated August 23, 2011 by and among MakeMusic, Inc., LaunchEquity Partners, LLC and LaunchEquity Acquisition Partners, LLC – Designated Series Education Partners.

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